Exhibit 10.1

AMENDMENT TWO TO THE SERVICE CORPORATION INTERNATIONAL
EXECUTIVE DEFERRED COMPENSATION PLAN

Service Corporation International, a Texas corporation (the “Company”), hereby adopts the following Amendment to the Service Corporation International Executive Deferred Compensation Plan (the “Plan”):
WHEREAS, the Plan was adopted by the Company, originally effective January 1, 2005 and subsequently amended and restated during December 2009; and
WHEREAS, the Company desires to change the terms of the Plan to require a change in investment election for a Participant who previously deferred grants of restricted stock under the Plan’s terms;
WHEREAS, Section 12.2 of the Plan gives the Company the authority to make amendments to the Plan;
NOW THEREFORE, the Plan is hereby amended by revising Article 18 by adding new Section 18.3 to the end thereof, to be and read as follows:

“18.3    Automatic Changes in Investment.

(a)    If a Participant has elected to defer a portion of any Stock Award and to have his or her Stock Award Unit Account credited with Stock Award Units and such individual is required to divest himself or herself of any and all equity ownership in the Company to satisfy the requirements of the Federal Trade Commission, then any Stock Award Units credited to such Participant’s Account shall be automatically converted to cash as soon as administratively feasible following the Participant’s termination of employment. For purposes of such conversion, the price per Stock Award Unit shall be the closing price of a share of the Company’s common stock on the date designated by the Company in connection with the termination of Employee’s employment with the Company.

(b)    Following the conversion of a Participant’s Stock Award Units to cash, the Participant shall be permitted to direct the investment of amounts credited to his Stock Award Unit Account among any investment options which are otherwise available under the Plan’s terms.

(c)    If this Section 18.3 applies to a Participant’s Stock Award Unit Account, then any distributions from such account shall be made in the form of cash and shall not be paid as shares of the Company’s common stock.

(d)    Nothing in this Section 18.3 shall be interpreted as changing the payment timing for any amounts credited to a Participant’s Stock Award Unit Account.

    (e)    This Section 18.3 shall not apply with respect to any Participant whose employment is terminated on or after December 31, 2014.”

IN WITNESS WHEREOF, the undersigned, duly authorized officer of the Company, has caused this instrument to be executed on this 27th day of October, 2014.

SERVICE CORPORATION INTERNATIONAL

By: /s/ Gregory T. Sangalis
Gregory T. Sangalis
Senior Vice President, General Counsel
and Secretary